Exhibit 5.1

September 27, 2013

BreitBurn Energy Partners L.P.

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), BreitBurn Finance Corporation, a Delaware corporation (“Finance Corp”), and certain other subsidiaries of the Partnership with respect to certain legal matters in connection with the preparation of the Post-Effective Amendment No. 1 to the shelf registration statement on Form S-3 (Registration No. 333-181531) (such registration statement, as amended, being referred to herein as the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on May 18, 2012 by the Partnership, Finance Corp and certain other subsidiaries identified on the Shelf Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 of the Securities Act, of:

(i) an indeterminate number of preferred units (the “Preferred Units”) by the Partnership,

(ii) an indeterminate number of other classes of units representing limited partner interests in the Partnership (the “Other Units” and, together with the Preferred Units, the “Units”) by the Partnership, and

(iii) an indeterminate aggregate principal amount of guarantees (the “Guarantees”) by the Subsidiary Guarantors of debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) of the Partnership and Finance Corp, as co-issuer, and the 7.875% Senior Notes due 2022 (the “2022 Senior Notes”) of the Partnership and Finance Corp, as co-issuer.

The Shelf Registration Statement, to which this opinion is an exhibit, contains two separate forms of prospectuses, the first to be used in connection with offerings of the common units representing limited partner interests in the Partnership and the Debt Securities (the “Common Units and Debt Securities Prospectus”) and the second to be used in connection with offerings of the 2022 Senior Notes (together with the Common Units and Debt Securities Prospectus, the “Prospectuses”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectuses, (ii) the form of senior indenture (the “Senior Indenture”), the form of subordinated indenture (the “Subordinated Indenture”) and the Indenture, dated as of January 13, 2012, by and among the Partnership, Finance Corp, the Guarantors named therein and U.S. Bank National Association (the “2012 Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the

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“Indentures”), each filed as an exhibit to the Shelf Registration Statement, (iii) the Partnership’s First Amended and Restated Agreement of Limited Partnership and Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto (as so amended, the “Partnership Agreement”), (iv) the Partnership’s Certificate of Limited Partnership, (v) the certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents and agreements, as applicable, of Finance Corp and the Subsidiary Guarantors and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) all Units and/or Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement and the applicable Prospectus Supplement to the applicable Prospectus; (v) one or more Prospectus Supplements to the Prospectuses will have been prepared and filed with the Commission describing the Units and/or the Guarantees offered thereby and will comply with all applicable laws; (vi) the Senior Indenture and the Subordinated Indenture, and any supplemental indenture relating to the Guarantees, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (vii) a definitive underwriting or similar agreement with respect to any Units and/or Guarantees offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (viii) any securities issuable upon conversion, exchange or exercise of any Unit being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) the form and terms of any Guarantees, the issuance, sale and delivery thereof by the Subsidiary Guarantors, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Subsidiary Guarantors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Guarantees, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in any prospectus supplement to the Common Units and Debt Securities Prospectus.

2.

With respect to the Other Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Other Units, the terms of the offering and related matters and (ii) the Other Units have been issued and delivered in accordance with the terms

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of the applicable definitive underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Other Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA and as described in any prospectus supplement to the Common Units and Debt Securities Prospectus.

3.	With respect to the Guarantees, when (i) the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities, the 2022 Senior Notes and related Guarantees, the terms of the offering thereof and related matters; and (ii) such Debt Securities and 2022 Senior Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive underwriting or similar agreement approved by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, upon payment of the consideration for such Debt Securities, 2022 Senior Notes and Guarantees provided for therein, such Guarantees will be legally issued and will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

A.	We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

B.	This opinion is limited in all respects to the federal laws of the United States of America, the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, including all applicable statutory provisions and reported judicial decisions interpreting those laws, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.